SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C. 20549

                        FORM 8-K


    Current Report Pursuant to Section 13 or 15(d) of
               The Securities Act of 1934


                     July 12, 1996
________________________________________________
       Date of Report (Date of earliest event reported)



           CONTROLLED ENVIRONMENT AQUACULTURE
                    TECHNOLOGY, INC.
________________________________________________
 (Exact name of registrant as specified in its charter)



Colorado                  0-25868              84-1293167
________________________________________________
(State or other       (Commission          I.R.S.Employer
jurisdiction           File Number)   Identification No.)
of incorporation)


4750 Table Mesa Drive, Boulder, CO 80303
________________________________________________
Address of principal executive offices)        (Zip Code)


(303) 494-3000
________________________________________________
Registrant's telephone number, including area code


Global Capital Access Corporation
7331 S. Meadow Court, Boulder, CO 80301
________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

       (a) On July 12, 1996, The Rally Group, Ltd., acquired control of the registrant by purchasing 1,219,500 shares of its issued and outstanding common stock and 2,539,000 of its issued and outstanding Class A Warrants, for a purchase price of $30,000.00. The 1,219,500 shares of common stock purchased by The Rally Group, Ltd., represent approximately 71.02% of the registrant's issued and outstanding common stock. The 2,539,000 Class A
Warrants purchased by The Rally Group, Ltd., represent approximately 92.70% of the registrant's issued and outstanding Class A Warrants. Simultaneously with the purchase transaction, all of the issued and outstanding Class B Warrants of the registrant were cancelled.

       The Rally Group, Ltd., purchased the stock and Class A Warrants representing control from Gary S.
Joiner, Scott B. Olson, Grant W. Peck, Dean F. Sessions,
John H. Stearns and Cumberland Capital Corporation. In conjunction with the change in control, all existing officers and directors of the registrant resigned and new officers and directors were appointed. The new officers and directors of the registrant are:

NAME                 POSITION

J. A. Garcia         Chairman of the Board, CEO
Charles Spira        Director, Secretary


SIGNATURES


Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CONTROLLED ENVIRONMENT AQUACULTURE
TECHNOLOGY, INC.

/s/ J. A. Garcia, President             7/26/96
________________________________________________
(Signature)                               (Date)